Saba Capital Income & Opportunities Fund N -2/A

Exhibit (k)(2)

Execution Version

Dated as of July 20, 2021

SABA CAPITAL INCOME & OPPORTUNITIES FUND,

as the Pledgor

and

THE TORONTO-DOMINION BANK

as the Secured Party

SECURITY AGREEMENT

This Security Agreement is made on July 20, 2021 (this “Security Agreement”) between:

(1)	Saba Capital Income & Opportunities Fund, a Massachusetts business trust that is registered under the Investment Company Act as a closed-end management investment company (the “Pledgor”); and

(2)	The Toronto-Dominion Bank, as Secured Party (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Pledgor and The Toronto-Dominion Bank, New York Branch (the “Lender”) have entered into that certain Credit Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Lender has agreed to provide financing to the Pledgor upon the terms and subject to the conditions set forth in the Credit Agreement;

WHEREAS, it is a condition precedent to the obligation of the Lender to provide financing to the Pledgor under the Credit Agreement that the Pledgor shall have executed and delivered this Security Agreement to the Secured Party;

WHEREAS, the Pledgor will derive direct and indirect benefits from the Credit Agreement; and

WHEREAS, the Pledgor is willing to enter this Security Agreement on the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Credit Agreement and to provide financing to the Pledgor, the Pledgor hereby agrees with the Secured Party as follows:

1.            Definitions; Interpretation.

1.1          Definitions.

(a)           Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement; provided, that any term used herein and defined in the UCC shall have the meaning specified therefor in the UCC; and provided, further, that if a term is defined in Article 8 or 9 of the UCC and is otherwise defined in another Article of the UCC, the term shall have the meaning as specified therefor in Article 8 or 9, as applicable.

(b)           As used in this Security Agreement, the following terms shall have the meanings assigned below:

“Adverse Claim” has the meaning provided in Section 8-102(a)(1) of the UCC as in effect on the date hereof.

“Blocked Account Agreement” means that certain blocked account agreement among the Pledgor, the Custodian and the Secured Party, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral” has the meaning specified in Section 2 (Pledge; Grant of Security Interest) herein.

“Collateral Accounts” means the accounts numbered 994556 and 994583, in each case maintained by the Custodian in the name of the Pledgor, including all sub-accounts thereof and all accounts in substitution therefor.

“Custodian” means The Bank of New York Mellon.

“Financial Assets” has the meaning provided in Section 8-102(a)(9) of the UCC as in effect on the date hereof.

“Instrument” has the meaning provided in Section 9-102(a)(47) of the UCC as in effect on the date hereof.

“Investment Property” has the meaning provided in Section 9-102(a)(49) of the UCC as in effect on the date hereof.

“Proceeds” has the meaning provided in Section 9-102(a)(64) of the UCC as in effect on the date hereof.

“Secured Obligations” means all obligations, liabilities and indebtedness of every nature of the Pledgor to the Lender and the Secured Party, individually or collectively, whether direct or indirect, joint or several, actual or contingent, due or to become due, now existing or hereafter incurred, in each case, arising under or in connection with any Transaction Document.

“Security Entitlement” has the meaning provided in Section 8-102(a)(17) of the UCC as in effect on the date hereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

1.2           Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Security Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Security Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

2. Pledge; Grant of Security Interest. The Pledgor, as security for the payment and performance in full of all the Secured Obligations, hereby pledges, assigns, charges, delivers, grants and transfers to the Secured Party, a security interest in and a continuing lien on all of the Pledgor’s right, title and interest in, to and under all of the following property, in each case whether now owned or existing or hereafter acquired or arising, and wherever located (all of which being hereinafter collectively called the “Collateral”):

(a)           the Collateral Accounts;

(b)           all Investment Property or other Financial Assets and all other cash, assets or property of the Pledgor, in each case held in or credited to the Collateral Accounts;

(c)           each investment of the Pledgor in a loan or other extension of credit, all assets related to such loans and extensions of credit, and all General Intangibles related to such loans and extensions of credit;

(d)           all Securities, Financial Assets, Security Entitlements, Instruments or funds or cash with respect to any of the foregoing;

(e)           all books and records, credit files, computer files, programs, printouts and other computer materials relating to any of the property in this Section 2 (Pledge; Grant of Security Interest);

(f)           all Proceeds of any of the property in this Section 2 (Pledge; Grant of Security Interest) and all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, notes, drafts, checks, deposit accounts, insurance proceeds, rights to payment of any and every kind and other forms of obligations, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing and any substitutions or replacements therefor; and

(g)           all rights accompanying the property in this Section 2 (Pledge; Grant of Security Interest) (including voting rights).

For the avoidance of doubt, the Collateral shall not include any cash or cash equivalents released from the Collateral Accounts in accordance with the terms of the Credit Agreement and delivered to a trading counterparty as collateral for a Permitted Derivatives Transaction.

3.           Authorization to File Financing Statements. The Pledgor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any jurisdiction any and all financing statements or registrations identifying the Pledgor as “debtor” thereon and describing any or all of the Collateral and any amendments thereto, in each case as the Secured Party in its reasonable discretion deems necessary or appropriate.

4.           Representations and Warranties of the Pledgor. The Pledgor hereby represents and warrants to the Secured Party as of the date hereof, as of any date on which additional Collateral is acquired by the Pledgor, and as of each Disbursement Date, as follows:

4.1           Validity, Perfection and Priority.

(a)           The Pledgor has the right and all requisite authority to pledge, assign, charge, deliver, grant and transfer the Collateral to the Secured Party herein, and the security interest in the Collateral granted to the Secured Party hereunder constitutes a valid and perfected Lien on, and security interest in, and right of setoff against all right, title and interest of the Pledgor in the Collateral as security for the obligations of the Pledgor under the Transaction Documents, that is (except with respect to Permitted Liens) prior and superior in right to any other Person, enforceable as such against creditors of and purchasers from the Pledgor.

(b)           With respect to the Collateral Accounts, upon the crediting of cash or Investment Property or other Financial Assets to the Collateral Accounts and upon the execution of the Control Agreement and Blocked Account Agreement, (i) the Secured Party will have a valid and perfected first-priority security interest in the Collateral Accounts and in the cash and the Security Entitlements in respect of the Investment Property or other Financial Assets credited to the Collateral Accounts, and the Secured Party will have “control” of the Collateral Accounts and the cash and Security Entitlements credited to the Collateral Accounts within the meaning set forth in Articles 8 and 9 of the UCC, (ii) the Liens granted pursuant to this Security Agreement will be prior to all other Liens on such Collateral, other than with respect to Permitted Liens and (iii) no action based on an Adverse Claim to the Collateral consisting of Financial Assets, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Pledgor.

(c)           With respect to the Collateral as to which a security interest may only be perfected by filing, upon the execution and delivery of this Security Agreement, when a Uniform Commercial Code financing statement identifying the Pledgor as debtor and the Lender as Secured Party has been filed with the Secretary of the Commonwealth of Massachusetts, the Liens granted pursuant to this Security Agreement will constitute first priority Liens, other than Permitted Liens, under the UCC in favor of the Secured Party; and with respect to the Collateral as to which a security interest may be perfected by possession or control, when such Collateral or instruments or other documents representing or evidencing such Collateral are delivered to the Secured Party, the Liens granted pursuant to this Security Agreement will constitute first priority perfected Liens, other than Permitted Liens.

4.2          No Liens or Other Financing Statements.

(a)           Except for the Lien granted to the Secured Party hereunder and Permitted Liens, the Pledgor is the sole holder of record and beneficial owner of all Collateral whether now existing or hereafter acquired, will continue to own each item of the Collateral, free and clear of any and all Liens, rights or claims of all other persons, and the Pledgor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Secured Party.

(b)           No financing statement or other evidence of Lien covering or purporting to cover any of the Collateral is on file in any public office other than (i) financing statements filed or to be filed in connection with the security interest granted to the Secured Party hereunder or otherwise permitted by the Credit Agreement and (ii) financing statements for which proper termination statements have been delivered to the Secured Party for filing, if any.

4.3          Certificates. Except for certificates or other instruments delivered to the Secured Party pursuant to Section 5.3 (Further Assurances), none of the Collateral is represented by certificates or similar Instruments.

4.4          UCC Location. Except as disclosed to the Secured Party pursuant to Section 5.2 (Change of Name, Identity, Corporate Structure, Chief Executive Office or Registered Office), the Pledgor is, and has always been, located (within the meaning of Section 9-307 of the UCC) in the State of Massachusetts. The Pledgor hereby agrees that the Secured Party may from time to time request the names of the Pledgor’s trustees and any and all jurisdictions in which any of them maintains a principal residence, and the Pledgor covenants to provide such information promptly after receiving any such request.

4.5          Name. Except as disclosed to the Secured Party pursuant to Section 5.2 (Change of Name, Identity, Corporate Structure, Chief Executive Office or Registered Office), the name set forth in the Preamble to this Security Agreement is the Pledgor’s full legal name. The Pledgor’s name prior to May 13, 2021 was Voya Prime Rate Trust, and the Pledgor did not have any other name during the past five (5) years.

4.6          Consent, Approval, Authorization. Except for the filing of the financing statements by the Secured Party in respect of the Collateral, and except for such consents, approvals, authorizations or other orders that have been obtained or made and are in full force and effect, no consent, approval, authorization or other order of any Person is required for (i) the execution and delivery of this Security Agreement, the Control Agreement and the Blocked Account Agreement by the Pledgor or the delivery by the Pledgor of the Collateral to the Secured Party as provided herein or therein, or (ii) the exercise by the Secured Party of the rights conveyed to it as security in this Security Agreement, the Control Agreement and the Blocked Account Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement, the Control Agreement and the Blocked Account Agreement.

5.          Covenants. The Pledgor covenants and agrees with the Secured Party that, from and after the date of this Security Agreement until the Secured Obligations have been paid in full and the Commitment has been terminated:

5.1          Protection of Collateral.

(a)          The Pledgor will from time to time execute and deliver, or cause to be executed or delivered, such additional instruments, certificates or documents (including supplements and amendments hereto), and take all such actions as the Secured Party may reasonably request to: (i) create the Lien and security interest under this Security Agreement in all or any portion of any Collateral acquired by the Pledgor; (ii) maintain or preserve the Lien and security interest (and the priority thereof as provided for herein) under this Security Agreement or to carry out more effectively the purposes hereof; (iii) perfect, publish notice of or protect the validity of the grant made by this Security Agreement; (iv) preserve and defend title to the Collateral against the claims of all persons and parties other than in respect of Permitted Liens; (v) preserve the Collateral from loss (other than fluctuations in the market value of the Collateral); or (vi) carry out the purposes of and preserve the benefits and rights afforded to the Secured Party under this Security Agreement, the Control Agreement and the Blocked Account Agreement.

(b)          Without the prior written consent of the Secured Party, the Pledgor will not file or authorize or permit to be filed or to be on file in any jurisdiction any financing statement or like instrument or registration identifying any Person other than the Secured Party as having a Lien or similar interest in the Collateral.

(c)          The Pledgor shall not (i) directly or indirectly create, incur, assume or suffer to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Security Agreement and Permitted Liens or (ii) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Secured Party to sell, assign or transfer any of the Collateral, in either case without the prior written consent of the Secured Party.

5.2          Change of Name, Identity, Corporate Structure, Chief Executive Office or Registered Office. The Pledgor will not change (i) its name or its jurisdiction of formation or (ii) the location of its chief executive office or registered office or central administration, unless (x) the Pledgor shall have given the Secured Party not less than thirty (30) days’ prior notice thereof and (y) promptly in connection therewith, all filings have been made under the UCC, changes to the titling and descriptions of the Collateral Accounts in the Transaction Documents and on the Custodian’s books and records or otherwise that are required in order for the Secured Party to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

5.3          Further Assurances. The Pledgor will from time to time, at its own expense, promptly execute, deliver, file and record all further instruments, assignments, agreements, certificates, passbooks, endorsements and other documents, and take such further action as the Secured Party may reasonably request in obtaining the full benefits of this Security Agreement, the Control Agreement and the Blocked Account Agreement and of the rights, remedies and powers herein or therein granted (including in connection with any sale of the Collateral or any part thereof by the Secured Party following the occurrence and during the continuance of an Event of Default under the Credit Agreement), including, without limitation, to do all things necessary at the request of the Secured Party during the continuance of an Event of Default to have each Eligible Loan and the related loan documents that are Collateral assigned to the Secured Party or its designee in accordance with and to the extent limited by, the related loan documents, as well as furnishing to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other loan documents, reports or other information in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form reasonably satisfactory to the Secured Party. Further, (x) to the extent that any part of the Collateral not held in or credited to a Collateral Account is at any time evidenced by a note, certificate of deposit, certificated security, instrument or other document of a character where a security interest therein may be perfected by possession, the Pledgor agrees that it will promptly turn such note, certificate, instrument or other document over to the Secured Party and (y) to the extent that any of the Collateral not held in or credited to a Collateral Account consists of negotiable instruments, securities or like properties which require endorsement of the Pledgor thereon or the specific assignment by the Pledgor thereof, the Pledgor agrees to promptly endorse and assign the same to the Secured Party duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated share transfer instrument or stock power or powers, in every case sufficient to transfer title thereto. With respect to each investment in a loan or other extension of credit that is part of the Collateral hereunder, the Pledgor agrees as promptly as practicable to deliver or cause to be delivered to the Custodian an original copy (or if an original copy is not received by the Pledgor, an electronic copy) of each agreement or document evidencing the acquisition and ownership of such loan or other extension of credit. In addition, as promptly as practicable upon request of the Secured Party and subject to any confidentiality restriction contained in any loan document, the Pledgor agrees to provide to the Secured Party electronic copies of each loan agreement, collateral security agreement, guarantee and each other agreement evidencing, securing or governing such loan or other extension of credit that comprises Collateral hereunder.

5.4          Payment of Obligations. The Pledgor will pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral, as well as all claims of any kind against or with respect to the Collateral; in each case, the failure to do so would not result in a Material Adverse Effect.

6.            Limitations on Disposition of Collateral.

6.1         Withdrawals from the Collateral Accounts. The Pledgor shall ensure that all proceeds of any redemption, sale, lease, transfer, or other disposal or liquidation of all or part of its interests in the Collateral shall be paid or credited directly into a Collateral Account. Other than the settlement of sales or purchase of Collateral assets in the ordinary course of business, Collateral may not be withdrawn or released from the Collateral Accounts unless the Secured Party has consented thereto in writing (such consent not to be unreasonably withheld or delayed if no Default or Event of Default has occurred and is continuing or would occur as a result of such withdrawal or release).

6.2          Sole Secured Party Control. Following the delivery of a Notice of Exclusive Control and Instruction to Deliver Loan Documents (as defined in the Control Agreement and the Blocked Account Agreement), (a) the Pledgor will not withdraw assets from the Collateral Accounts or effect any other changes to the assets constituting the Collateral or provide to the Custodian or any other party (including any loan obligor or administrative agent) any instructions, orders or requests regarding a Collateral Account or any assets constituting Collateral and/or the disposition of assets held in or credited to a Collateral Account except as instructed in writing by the Secured Party, and the Pledgor shall not authorize, allow or instruct any person (other than the Secured Party) to withdraw assets from a Collateral Account or effect any other changes to the assets constituting the Collateral or provide to the Custodian any instructions, orders or requests regarding a Collateral Account and/or the disposition of assets held in or credited to a Collateral Account; (b) the Secured Party will have sole authority to deal with the Collateral and to give instructions to the Custodian and any other party (including any loan obligor or administrative agent) in relation thereto, to the exclusion of the Pledgor and any other person; (c) the Pledgor agrees that the Secured Party can direct it to effect changes to the Collateral or enforce the Collateral or withdraw or otherwise dispose of assets from a Collateral Account or any assets constituting Collateral (in accordance with their terms); and (d) the Pledgor agrees that the Secured Party may make any other changes to the assets constituting the Collateral as the Secured Party directs, and the Pledgor agrees to follow such direction subject to compliance with applicable law (including the UCC) and the terms of the underlying assets.

7.             Covenants of the Secured Party. The Secured Party covenants and agrees with the Pledgor that, from and after the date of this Security Agreement, the Secured Party shall not deliver or cause to be delivered to the Custodian a Notice of Exclusive Control and Instruction to Deliver Collateral Held as Bailee (as defined in the Control Agreement and Blocked Account Agreement) unless and until an Event of Default shall be continuing at such time.

8.            Remedies; Rights Upon Default or Event of Default.

8.1          Exercise of Rights and Remedies.

(a)           During the continuance of an Event of Default under the Credit Agreement, (i) the Secured Party shall have all the rights of a secured party under the UCC with respect to the Pledgor and the Collateral, shall have all rights now or hereafter existing under all other applicable laws, and shall have all the rights set forth in the Transaction Documents and in any other agreement between the parties, and (ii) the Secured Party is hereby authorized and empowered, at its election (A) to transfer and register in its or its nominee’s name the whole or any part of the Collateral, (B) to exercise all voting rights with respect thereto, (C) to redeem the Collateral in accordance with the terms of the constituent documents of the relevant issuers thereof, (D) to demand, sue for, collect, receive and give acquittance for any and all distributions or monies due or to become due upon the Collateral by virtue thereof, and to settle, prosecute or defend any action or proceeding with respect to the Collateral, (E) to sell in one or more sales the whole or any part of the Collateral or otherwise to transfer or assign the same, applying the proceeds therefrom as set forth herein, and (F) otherwise to act with respect to the Collateral or the proceeds thereof as though the Secured Party were the outright owner thereof. Without limitation of the rights conferred on the Secured Party pursuant to Section 11 (Power of Attorney), the Pledgor hereby irrevocably appoints the Secured Party as its attorney-in-fact, with full power of substitution, to exercise all such rights during the continuance of an Event of Default.

(b)           The Secured Party shall give the Pledgor not less than 10 Business Days’ prior written notice of the time and place of any sale or other intended disposition of any Collateral, except that such notice shall not be required for any Collateral that may decline speedily in value or is of a type customarily sold on a recognized market (in which case, the Pledgor acknowledges that, although the Secured Party will make reasonable efforts to notify the Pledgor of any sale or disposition to the extent practicable, no such notice is required, except any notice that is required under applicable law and cannot be waived). The Pledgor agrees that such notice, if required, constitutes “reasonable notification” within the meaning of Section 9-611(b) of the UCC. In any event, the Secured Party agrees to promptly notify the Pledgor after any disposition of Collateral made by the Secured Party; provided that failure to give such notice shall not affect the validity of such disposition.

8.2          Restricted or Private Sales.

(a)           The Pledgor recognizes that, by reason of certain prohibitions contained in the U.S. Securities Act of 1933, as amended, and applicable U.S. state securities laws, or other laws, or because of certain provisions in the organizational documents of funds comprising the Collateral, the Secured Party, in the exercise of its rights and remedies during the continuance of an Event of Default, with respect to any sale of all or any part of the Collateral, may limit purchasers to those who meet certain investor qualifications and/or who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.

(b)           The Pledgor acknowledges that any such restricted or private sales may be at prices and on terms less favorable to the Pledgor than those obtainable through a public sale without such restrictions, but agrees that such sales or redemptions are commercially reasonable, if conducted in a commercially reasonable manner under the then existing circumstances and in accordance with applicable law. The Pledgor further acknowledges that any specific disclaimer of any warranty of title or the like by the Secured Party will not be considered to adversely affect the commercial reasonableness of any sale of Collateral.

8.3          Waiver of Objections. The Pledgor agrees that it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Security Agreement, the Control Agreement and the Blocked Account Agreement, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, in each case, in accordance with the terms hereof, and the Pledgor waives the benefit of all such laws to the extent it lawfully may do so. The Pledgor agrees that it will not interfere with any right, power and remedy of the Secured Party provided for in this Security Agreement, the Control Agreement or the Blocked Account Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Secured Party of any one or more such rights, powers or remedies, in accordance with the terms hereof. No failure or delay on the part of the Secured Party to exercise any such right, power or remedy, and no notice or demand which may be given to or made upon the Pledgor by the Secured Party with respect to any such remedies, shall operate as a waiver thereof, or limit or impair the Secured Party’s right to take any action or to exercise any power or remedy hereunder without notice or demand, or prejudice its rights as against the Pledgor in any respect.

9.            Application of Proceeds.

9.1          After sale, disposition, collection or other realization of all or any part of the Collateral or other enforcement or foreclosure of the Secured Party’s security interest hereunder, the Secured Party shall apply the proceeds of the Collateral to the payment of any and all taxes, expenses and fees (including reasonable legal fees and expenses) incurred by the Secured Party in obtaining, taking possession and disposing of the Collateral, any and all amounts incurred by the Secured Party in connection therewith and any amounts payable to the Secured Party under this Security Agreement and any and all fees, costs, expenses or indemnities payable to the Custodian under the Control Agreement and Blocked Account Agreement, and the balance of such proceeds after such shall be applied towards the payment of the Secured Obligations, and any surplus remaining thereafter shall be paid by the Secured Party to the Pledgor; provided that such payment shall be made by the Secured Party subject to the rights of the holder of any then existing Lien of which the Secured Party has actual knowledge (without investigation).

9.2          The Pledgor hereby acknowledges that it shall remain liable to the extent of any deficiency between the amount of the proceeds actually realized on the Collateral by the Secured Party and any amounts payable by the Pledgor under the Credit Agreement or any of the other Transaction Documents.

10.          Exoneration of the Secured Party. Other than the exercise of reasonable care in the custody and preservation of the Collateral, the Secured Party shall have no duty with respect thereto (other than any duties the Secured Party shall have under applicable law). The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Secured Party in good faith and with due care.

11.          Power of Attorney. The Pledgor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Secured Party’s reasonable discretion, for the purpose of carrying out the terms of this Security Agreement, the Control Agreement and the Blocked Account Agreement, to take any and all appropriate action by any technologically available means, which may include any form of electronic data transmission, and to execute in any appropriate manner, which may include using any symbol that the Secured Party may adopt to signify the Pledgor’s intent to authenticate, any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of this Security Agreement, the Control Agreement and the Blocked Account Agreement and the exercise of the Secured Party’s rights and remedies thereunder. The Pledgor hereby ratifies that which said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable. The Secured Party covenants and agrees that it will not take any such action unless an Event of Default is continuing.

12.          Expenses. The Pledgor agrees to reimburse the Secured Party for all its reasonable and documented costs, expenses (including all reasonable and invoiced attorneys’ fees, charges and disbursements of external legal counsel) incurred in connection with the exercise of its rights hereunder against the Pledgor or in respect of the Collateral including all expenses of retaking, holding, redeeming, preparing for sale, selling or enforcing any Collateral in each case following the Pledgor’s failure to perform any of the Secured Obligations when due (which fees and expenses, for the avoidance of doubt, shall constitute Secured Obligations).

13.          Miscellaneous.

13.1        Notices. All notices and other communications provided for herein shall be effected in the manner provided in Section 9.2 (Notices) of the Credit Agreement.

13.2       Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the Pledgor, the Secured Party, all future holders of the Secured Obligations and their respective successors and permitted assigns, except that the Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Secured Party (and any attempted assignment or transfer by the Pledgor without such consent shall be null and void).

13.3        Amendments and Waivers. This Security Agreement and the terms hereof may not be amended, supplemented, modified or waived except pursuant to an agreement or agreements in writing entered into by the Pledgor and the Secured Party. In the case of any waiver, the Pledgor and the Secured Party shall be restored to their former position and rights hereunder, but no such waiver shall extend to any subsequent instance requiring waiver or impair any right consequent in respect of such instance.

13.4        No Waiver; Cumulative Remedies.

(a)           No failure to exercise and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

(b)           No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(c)           The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or any other Transaction Document or any other agreement contemplated hereby or thereby.

13.5        Termination; Release. When the Commitment has terminated and the Secured Obligations have been paid in full (other than contingent indemnification with respect to then unasserted claims which, pursuant to the terms of this Security Agreement or the other Transaction Documents, survive the termination of this Security Agreement or the other Transaction Documents), this Security Agreement and the security interest in the Collateral granted hereunder shall automatically terminate, and the Secured Party, at the request and sole expense of the Pledgor, will execute and deliver to the Pledgor instruments acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to the Pledgor, without recourse, representation or warranty of any kind whatsoever (other than the absence of any liens, claims or encumbrances on the Collateral created by or through the Secured Party other than pursuant to the Transaction Documents), such of the Collateral as may be in possession of the Secured Party and has not theretofore been disposed of, applied or released.

13.6        Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate, or render unenforceable, such provision in any other jurisdiction.

13.7        Governing Law; Jurisdiction; Consent to Service of Process.

(a)           GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE PLEDGOR AND THE SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY: (I) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO OR ARISING OUT OF THIS SECURITY AGREEMENT, OR THE CONDUCT OF ANY PARTY WITH RESPECT THERETO, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF; (II) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (III) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; (IV) AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 13.7(B) ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

13.8        WAIVER OF JURY TRIAL. THE PLEDGOR AND THE SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.9        Counterparts. This Security Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Security Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Pledgor and the Secured Party.

13.10      Limitation on Liability. The Pledgor’s declaration of trust is on file with the Secretary of the Commonwealth of Massachusetts. This Security Agreement and the other Transaction Documents to which the Pledgor is a party are executed on behalf of the Pledgor by the Pledgor’s officers as officers and not individually and the obligations imposed upon the Pledgor by this Security Agreement or by any other Transaction Document to which the Pledgor is a party are not binding upon any of the Pledgor’s trustees, officers, directors, shareholders, beneficiaries or other equity holders individually but are binding only upon the assets and property of the Pledgor.

IN WITNESS WHEREOF this Security Agreement has been executed and delivered effective as of the day and year first above written.

SABA CAPITAL INCOME & OPPORTUNITIES
FUND, as Pledgor

By:
Name: Michael D'Angelo, Secretary
Title:

[Signature Page to Saba Capital Income & Opportunities Fund Security Agreement]

THE TORONTO-DOMINION BANK, NEW YORK
BRANCH, as the Secured Party

By:
Name: Michael Borowiecki
Title: Authorized Signatory

[Signature Page to Saba Capital Income & Opportunities Fund Security Agreement]